Exhibit 21.01

List of Significant Subsidiaries of the Registrant

Name	State of Incorporation

Arlington Asset TRS Holdings, LLC Key Bridge Insurance, LLC Rock Creek Investment Advisors, LLC	Delaware Tennessee Delaware

Rosslyn REIT Trust	Maryland